CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Volumetric Fund, Inc. and to the use of our report dated February 23, 2021 on the financial statements and financial highlights of Volumetric Fund, Inc. Such financial statements and financial highlights appear in the December 31, 2020 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

April 29, 2021